Exhibit 10.21

OUTSOURCING AGREEMENT

This OUTSOURCING AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of November, 2013, by and among Photronics, Inc., a Connecticut corporation (“Photronics”), Dai Nippon Printing Co., Ltd., a Japanese corporation (“DNP”), and Photronics Semiconductor Mask Corp. (the “Company”), a company limited by shares organized and formed under the Company Act of the Republic of China. Each of Photronics and DNP is hereinafter referred to as a “Supplier” and collectively as the “Suppliers” and each of the Suppliers and the Company is hereinafter referred to as a “Party” and collectively as the “Parties.”

ARTICLE 1.
BACKGROUND

Photronics and DNP wish to participate in a joint venture either directly or indirectly through their respective Affiliates as Shareholders in the Company, and to carry on the Business (as defined below) through the Company. The Parties are engaged, among other things, in the design, development, fabrication and sale of advanced photomasks (the “Business”). In connection with the formation of the joint venture, Photronics and DNP have entered into a Joint Venture Operating Agreement (the “JV Operating Agreement”) dated as of the 20th day of November, 2013. In connection with the JV Operating Agreement and*.

ARTICLE 2.
INTERPRETATION

2.1	Defined Terms

Unless otherwise defined in this Agreement, terms defined in the JV Operating Agreement shall have the same meanings when used in this Agreement.

2.2	Incorporation by Reference

The following Articles and Sections of the JV Operating Agreement shall be incorporated by reference into and form an integral part of this Agreement, mutatis mutandis: Section 5.16 (Non-Disclosure) and Section 12 (Miscellaneous).

ARTICLE 3.
PURCHASE ORDERS

3.1	Outsource and Issuance of Purchase Orders*

3.2	Purchase Orders*

3.3	Purchase Order Terms*

3.4	Rescheduling and Cancellation*

3.5	End of Life*

3.6	Certain Claims*

3.7	Priority for New Products*

3.8	Qualification * .

ARTICLE 4.
PURCHASE ORDER ALLOCATION*

ARTICLE 5.
PRODUCT PRICES AND PAYMENT

5.1	Prices

The purchase price for the Product shall be as set forth in Schedule 2.

5.2	Invoices; Payments*.

5.3	Taxes

All amounts payable for Product sold by Suppliers to the Company hereunder are exclusive of any taxes. The Company shall be responsible for and shall pay any applicable sales, use, excise or similar taxes, including value added taxes and customs duties due on the importation of Products and arising from purchases made by the Company under this Agreement, excluding any taxes based on Suppliers’ income and any applicable withholding taxes. All such taxes shall be determined based upon the final shipment designation of the items identified on the invoice.

ARTICLE 6.
DELIVERY

6.1	Risk of Loss and Title

Delivery of all Products shall be made pursuant to the Delivery Term. Risk of loss for the Products and title to the Products shall pass to the Company in accordance with the Delivery Term.

6.2	Delivery*

ARTICLE 7.
LIMITED WARRANTIES

7.1	Suppliers Limited Warranty*

ARTICLE 8.
TERM AND TERMINATION

8.1	Term

This Agreement shall become effective on the completion of the merger contemplated under the Merger Agreement and shall continue to be in full force and effect for so long as Photronics and DNP, or any of their Affiliates, each remains a Shareholder of the Company.

8.2	Termination for Cause

A Party shall have the right to terminate its obligations under this Agreement if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after its receipt of written notice of the breach specifying such default.

8.3	Survival

Article 7 (for the duration of the applicable warranty period), Article 8, Article 9 and Article 10 shall survive any termination or expiration of this Agreement.

ARTICLE 9.
INDEMNIFICATION

9.1	Indemnification by Suppliers*

9.2	Indemnification by Company*

9.3	Procedure

The Party seeking indemnification hereunder (the “Indemnified Party”) agrees to promptly inform the other Party in writing of such claim and furnish a copy of each communication, notice or other action relating to the claim and the alleged infringement. The Indemnified Party shall permit the other Party (the “Indemnifying Party”) to have sole control over the defense and negotiations for a settlement or compromise, provided that the Indemnifying Party may not settle or compromise a claim in a manner that imposes or purports to impose any liability or obligations on the Indemnified Party without obtaining the Indemnified Party’s prior written consent. The Indemnified Party agrees to give all reasonable authority, information and assistance necessary to defend or settle such suit or proceeding at the Indemnifying Party’s reasonable request and at the Indemnifying Party’s expense.

ARTICLE 10.
LIABILITY AND REMEDY

10.1	Limited Liability*

10.2	Remedies

Notwithstanding anything stated to the contrary in this Agreement, the Parties acknowledge that any breach of Section 3.5 (End of Life) of this Agreement and/or the non-disclosure clause in Section 9 of the Framework Agreement by a Party would cause irreparable harm to the other Parties, and that the damages arising from any such breach would be difficult or impossible to ascertain. As such, the Parties agree that a Party shall be entitled to injunctive relief and other equitable remedies in the event of any breach or threatened breach of Section 3.5 of this Agreement and/or the non-disclosure clause in Section 9 of the Framework Agreement by another Party. Such injunctive or other equitable relief shall be in addition to, and not in lieu of, any other remedies that may be available to that Party. The Parties shall be entitled reasonable attorney fees and costs of enforcement of this Agreement.

ARTICLE 11.  OTHER ARRANGEMENT*

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

PHOTRONICS, INC.

By:
Name:
Title:

DAI NIPPON PRINTING CO., LTD.

By:
Name:
Title:

Photronics Semiconductor Mask Corp.

By:
Name:
Title:

Outsourcing Agreement Signature Page

Schedule 1*

*

Schedule 2*